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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 24, 2005



                                BLAIR CORPORATION
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           DELAWARE                        001-00878             25-0691670
           --------                        ---------             ----------
(STATE OR OTHER JURISDICTION       (COMMISSION FILE NO.)      (I.R.S. EMPLOYER
      OF INCORPORATION)                                      IDENTIFICATION NO.)

     220 HICKORY STREET, WARREN, PENNSYLVANIA                     16366-0001
     ----------------------------------------                     ----------
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (814) 723-3600


                                 NOT APPLICABLE
          -------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[X] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 EXECUTION OF MATERIAL DEFINITIVE AGREEMENT.

          On May 25, 2005, Blair Corporation ("Blair" or the "Company") announced that it has entered into separate "standstill" agreements with Loeb Partners Corporation and each of its affiliates ("Loeb"), and Santa Monica Opportunity Fund L.P. and each of its affiliates and principals ("Santa Monica"), pursuant to which, among other things, said shareholders have agreed to tender all of their Blair shareholdings in the Company's tender offer (described more fully below). In addition to other general standstill restrictions, Loeb and Santa Monica have agreed (i) not to attempt to exercise any control over management or the company; (ii) to vote their shares in favor of the position advocated by the Board of Directors; and (iii) not to acquire any additional shares of the Company or seek to acquire the Company, each for a period of five years. Loeb and Santa Monica have each previously filed Schedule 13Ds and several amendments thereto with the Securities and Exchange Commission disclosing their views and intentions with regard to Blair. A copy of the "standstill" agreements are filed with this report as Exhibit 10.1 and 10.2 and are incorporated herein by reference.

ITEM 8.01 OTHER EVENTS.

          On May 25, 2005, Blair announced its current intention to commence a self-tender offer at $42.00 per share for the purchase of approximately 4.4 million shares of its outstanding common stock for an aggregate price of approximately $185 million (the "Tender Offer"). Blair intends to commence the Tender Offer on or before August 1, 2005 subject to finalizing a credit facility for up to $200 million, which will be utilized in part to finance the Tender Offer. In addition, Blair will contribute approximately $40 million of its cash reserves to fund the tender offer.

         Blair has entered into "standstill" agreements with Loeb and Santa Monica (described more fully above), pursuant to which Loeb and Santa Monica are obligated, among other things, to tender all of their shares of Blair's common stock in the Tender Offer. In addition, Blair's directors have agreed not to tender any of their shares of the Company's common stock in the Tender Offer and senior management has agreed to restrict the amount they tender in the Tender Offer to no more than 25% of their holdings of Blair's common stock. The consummation of the earlier announced sale of Blair's credit portfolio to an affiliate of Alliance Data Systems Corporation remains on target for the fourth quarter of 2005. It is the Company's current intention that all borrowings by Blair to affect the tender offer be repaid contemporaneously with, or shortly after, the close of said transaction. A copy of the Blair press release announcing the Company's current intention to commence a self-tender offer, as well as the execution of the "standstill" agreements, is filed with this report as Exhibit 99.1 and is incorporated herein by reference.

BLAIR CORPORATION SECURITY HOLDERS ARE ADVISED TO READ BLAIR CORPORATION'S TENDER OFFER STATEMENT WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE TENDER OFFER. BLAIR CORPORATION WILL NOTIFY ALL OF ITS SECURITY HOLDERS WHEN THE TENDER OFFER STATEMENT BECOMES AVAILABLE. WHEN AVAILABLE, BLAIR CORPORATION SECURITY HOLDERS MAY GET THE TENDER OFFER STATEMENT AND OTHER FILED DOCUMENTS RELATED TO THE TENDER OFFER FOR FREE AT THE U.S. SECURITIES AND EXCHANGE COMMISSION'S WEB SITE (WWW.SEC.GOV). IN ADDITION, BLAIR CORPORATION SECURITY HOLDERS MAY REQUEST A FREE COPY OF THE TENDER OFFER STATEMENT AND OTHER DOCUMENTS RELATED TO THE TENDER OFFER FROM BLAIR CORPORATION WHEN AVAILABLE.



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ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

              (a)     Financial statements of businesses acquired.

                         Not applicable.

              (b)     Pro forma financial information.

                         Not applicable.

              (c)     Exhibits

                         Exhibit 10.1 Agreement among Blair Corporation,
                                      and Loeb.

                         Exhibit 10.2 Agreement among Blair Corporation, and
                                      Mr. Phillip Goldstein and Mr. Andrew
                                      Dakos.

                         Exhibit 10.3 Agreement among Blair Corporation, and
                                      Santa Monica and Mr. Lawrence Goldstein.

                         Exhibit 99.1 Press Release dated May 25, 2005.





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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date:  May 26, 2005                    Blair Corporation



                                       By: /s/ JOHN E. ZAWACKI
                                           ----------------------------------
                                           John E. Zawacki
                                           President and Chief Executive Officer



                                       By: /s/ BRYAN J. FLANAGAN
                                           ----------------------------------
                                           Bryan J. Flanagan
                                           Senior Vice President and Chief
                                           Financial Officer